UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (651) 236-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (i) On January 26, 2017, the Compensation Committee of the Board of Directors of H.B. Fuller Company (the “Company”) approved changes to the design of the H.B. Fuller Company Management Short-Term Incentive Plan (the “STIP”) applicable to executive officers as attached to this Current Report on Form 8-K as Exhibit 10.1. The changes made relating to executive officers were:

a. to eliminate the Superior Stretch performance level and revise the Superior performance level for all metrics in the STIP.

The changes to the STIP will be effective for any short-term incentive awards related to the Company’s 2017 fiscal year and thereafter. The STIP provides an annual performance-based cash incentive opportunity for eligible employees. In general, the STIP design is based on financial metrics. The metrics will vary based on position and will generally include (i) operating income, (ii) organic revenue and (iii) earnings per share. Each metric will have a target level of performance. Threshold and superior performance levels will be set for each metric. Payout will be determined for each metric based on performance relative to target. The target, threshold and superior levels of performance will be established at the beginning of each fiscal year. The foregoing description is qualified in its entirety by reference to the STIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 27, 2017, the Company purchased the industrial adhesives business of Wisdom Worldwide Adhesives. A copy of the press release that discusses this matter is furnished as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

10.1	H.B. Fuller Company Short-Term Incentive Plan for Executive Officers

99.1	Press Release, dated January 30, 2017, issued by H.B. Fuller Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2017

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	H.B. Fuller Company Short-Term Incentive Plan for Executive Officers
99.1	Press Release, dated January 30, 2017, issued by H.B. Fuller Company